Exhibit 99.3

AMENDED AND RESTATED
CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE
COMMITTEE OF THE BOARD OF DIRECTORS
OF SONUS NETWORKS, INC.

I.                                       PURPOSES.

The Nominating and Corporate Governance Committee (the “Committee”) is appointed by the Board of Directors (“Board”) of Sonus Networks, Inc. (the “Company”) for the purposes of (a) assisting the Board in identifying individuals qualified to serve as members of the Board, (b) developing and recommending to the Board a set of corporate governance principles for the Company, and (c) overseeing the evaluation of the Board and management of the Company.

II.                                   COMPOSITION.

The Committee shall be composed of at least two members (including a Chairperson), all of whom shall be “independent directors,” as such term is defined in the rules of the National Association of Securities Dealers’ Nasdaq Stock Market (“Nasdaq”).  Notwithstanding the foregoing, the Committee may have as one of its members a “non-independent director” who is not a current officer or employee or a family member of a current officer or employee, for a period not to exceed two years due to exceptional and limited circumstances pursuant to the rules and regulations of Nasdaq.  The members of the Committee and the Chairperson shall serve at the pleasure of the Board.  A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board.  The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee.

III.                               MEETINGS.

The Committee shall meet at least once each year or more frequently as it shall determine as necessary to fulfill its responsibilities.  The Committee shall meet at the call of its Chairperson.  The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws.  A majority of the members of the Committee shall constitute a quorum.  The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present.  Subject to the Company’s Bylaws, the Committee may act by unanimous written consent of all members in lieu of a meeting.  The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.  The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company.

IV.                              RESPONSIBILITIES.

In addition to such other duties as the Board may from time to time assign, the Committee shall:

•                                          identify individuals qualified to become Board members, consistent with criteria approved by the Board;

•                                          recommend to the Board the director nominees for election by the stockholders at each meeting of stockholders at which directors will be elected and recommend to the Board nominees to fill any vacancies and newly created directorships on the Board;

•                                          review and make a recommendation to the Board regarding the “independence” under the Nasdaq rules of the director nominees for election at each annual meeting of stockholders at which directors will be elected in advance of such meeting and as such directors are described in the proxy for such meeting;

•                                          develop and recommend to the Board a set of corporate governance guidelines applicable to the Company and review and reassess the adequacy of such guidelines at least annually and recommend any proposed changes to the Board for approval;

•                                          oversee the evaluation of the Board and management of the Company;

•                                          periodically review the criteria for the selection of new directors to serve on the Board and recommend any proposed changes to the Board for approval;

•                                          review with the Board as necessary the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board;

•                                          review with the Board as necessary policies pertaining to the roles, responsibilities, retirement age, tenure and removal of directors;

•                                          evaluate candidates for Board membership, including those recommended by stockholders in compliance with the Company’s Bylaws;

•                                          periodically review and make recommendations regarding the composition and size of the Board;

•                                          periodically review and make recommendations regarding the composition, size, purpose, structure, operations and charter of each of the Board’s committees, including the creation of additional committees or elimination of existing committees;

•                                          annually recommend to the Board the chairpersons and members of each of the Board’s committees; and

•                                          to periodically review and reassess the adequacy of this charter and recommend any proposed changes to the Board for approval.

The Company may from time to time become legally required by contract or otherwise to to provide third parties with the ability to nominate directors (e.g., preferred stock rights to elect directors upon a dividend default, stockholder agreements and management agreements).  In such instances, the Company should endeavor where reasonably practicable to include within the applicable contract or otherwise, the requirement that selection and nomination of third party nominees shall be subject to the Committee’s nominating and review process.  Notwithstanding the foregoing and the provisions set forth in this Section II, absent such a requirement, the selection and nomination of third party nominees need not be subject to the Committee’s nominating and review process.

V.                                  BOARD AND COMMITTEE MEMBERSHIP CRITERIA

In addition to any other criteria for the selection of Board members set by the Board from time to time, the Committee shall consider the following for nomination of directors:

•                                          demonstrated business knowledge and experience and an ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company;

•                                          commitment to understand the company and its industry and to regularly attend and participate in meetings of the Board and its committees;

•                                          reputation for integrity, honesty and adherence to high ethical standards;

•                                          ability and experience in understanding the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees and customers, and to act in the interests of all stockholders; and

•                                          no conflicts of interest that would impair the nominee’s ability to represent the interest of all the Company’s stockholders and to fulfill the responsibilities of director.

VI.                              AUTHORITY.

The Committee shall have the authority and sufficient funding to retain independent counsel or other consultants (without seeking Board approval) to advise and assist the Committee.  The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies.  The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates.  The Committee shall have the sole authority to negotiate and approve the fees and retention terms of any independent counsel, search firm or other consultant.

The Committee shall have authority to delegate any of its responsibilities to one or more subcommittees as the Committee may from time to time deem appropriate.

VII.                          MISCELLANEOUS.

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee.  The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

Adopted by the Nominating and Corporate Governance Committee and approved by the Board of Directors on March 26, 2009.